Exhibit 10.03

GLU MOBILE INC.

2018 EQUITY INDUCEMENT PLAN

NOTICE OF STOCK OPTION GRANT

(Global)

Name:

Address:

You (the “Participant”) have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the 2018 Equity Inducement Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement attached hereto, including any additional terms and conditions for the Participant’s country set forth in the appendix attached thereto as Exhibit B (the “Appendix” and, together, the “Agreement”), as follows.  The terms defined in the Plan shall have the same meanings in this Notice.

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares

Total Exercise Price

Type of OptionNon-Qualified Stock Option

Expiration Date

Post-Termination Exercise Period:Termination for Cause = None

Voluntary Termination = 3 Months

Termination without Cause = 3 Months

Disability = 12 Months

Death = 12 Months

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

[VESTING SCHEDULE]

You acknowledge receipt of a copy of the Plan and the Agreement, and represent that you are familiar with the terms and provisions thereof, and hereby accept the Option subject to all of the terms and provisions hereof.  You acknowledge that the vesting of shares pursuant to this Notice is earned only by your continuing service as an Employee throughout each vesting date, as further described in Section 2(c) of the Stock Option Award Agreement.

PARTICIPANT:GLU MOBILE INC.

Signature:_________________________By:_____________________________

Print Name:Its: _____________________________

Exhibit 10.03

Date:  ___________________________Date: ___________________________

Exhibit 10.03

GLU MOBILE INC.

STOCK OPTION AWARD AGREEMENT

2018 EQUITY INDUCEMENT PLAN

(Global)

Unless otherwise defined herein, the terms defined in the Company’s 2018 Equity Inducement Plan, as amended from time to time (the “Plan”) shall have the same defined meanings in this Award Agreement, including any additional terms and conditions for the Participant’s country set forth in the appendix attached hereto as Exhibit B (the “Appendix” and, together, this  “Agreement”).

The Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (“Notice of Grant”) and this Agreement.

1.Vesting Rights.  Subject to the applicable provisions of the Plan, the Notice of Grant and this Agreement, the Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2.Termination.

(a)General Rule.  Except as provided below, and subject to the Plan, the Option may be exercised for three months after Termination, provided that the Termination was not for Cause.  If the Participant is Terminated for Cause, the Option (whether vested or unvested) will be forfeited and terminate immediately.  In no event shall the Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(b)Death and Disability.  If the Participant is Terminated due to death or Disability, the Option may be exercised for 12 months after the date of death or Termination, as applicable.  In no event shall the Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c) Termination.     In the event of Participant’s Termination ceases (whether or not in breach of local labor laws and whether or not such Termination is later found to be invalid in the jurisdiction where the Participant is providing services or under the terms of his or her employment agreement, if any), the Participant’s right to vest in the Option, if any, will terminate and the Participant’s right to exercise the Option, if any, will be measured as of the Termination Date, regardless of any notice period, “garden leave” period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory, regulatory and/or common law) in the jurisdiction where he or she is providing services or by the terms of his or her employment agreement, if any. The Company shall have the exclusive discretion to determine the Participant’s Termination Date for purposes of the Option.

3.Grant of Option.  The Participant named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice of Grant or this Agreement, the terms and conditions of the Plan shall prevail.

4.Exercise of Option.

(a)Right to Exercise.  The Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.  In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement.

(b)Method of Exercise.  The Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be delivered in person, by mail, via electronic signature, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

Exhibit 10.03

(c)Compliance with Law.  No Shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

5.Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant (if not specified by the Company):

(a)cash;

(b)check;

(c)a “broker-assisted” or “same-day sale” (as described in Section 7(d) of the Plan);

(d)if permitted by the Company, surrender of Shares, as long as the Company determines that accepting such Shares does not result in any adverse accounting consequences to the Company.  If Shares are surrendered, the value of those Shares will be the Fair Market Value for those Shares on the date they are surrendered; or

(e)any other method authorized by the Company.

6.Non-Transferability of Option.  The Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order, and may be exercised during the lifetime of the Participant only by the Participant.  The terms of the Plan, the Notice of Grant and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7.Term of Option.  The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8.Responsibility for Taxes.  Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer to be an appropriate charge to the Participant even if technically due by the Company or the Employer (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)  withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer;

Exhibit 10.03

(ii)  withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or

(iii)  withholding in Shares to be issued upon exercise of the Option or

(iv)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)any other arrangement approved by the Committee and permitted under applicable law.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9.Governing Law; Venue.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of the City and County of San Francisco, California, or the United States federal courts for the Northern District of California, and no other courts.  This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

10.Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party

11.Nature of Grant.  In accepting the grant of the Option, the Participant acknowledges, agrees and understands that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future option grants, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship (if any) at any time;

Exhibit 10.03

(e)the Participant is voluntarily participating in the Plan;

(f)the Option and any Shares acquired under the Plan, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Participant’s employment or service contract, if any;

(g)the Option and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(h)the Option and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Parent, Subsidiary or affiliate of the Company;

(i)the Option and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent, Subsidiary or affiliate of the Company;

(j)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) if the underlying Shares do not increase in value, the Option will have no value;

(l)if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(m)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Termination by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws or whether or not later found to be invalid in the jurisdiction where he or she is providing services or under the terms of the employment agreement, if any) and in consideration of the grant of the Option, the Participant agrees not to institute any claim against the company or the Employer;

(n)unless otherwise agreed with the Company, the Option and any Shares acquired under the Plan,  and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Parent or Subsidiary;

(o)neither the Company, the Employer nor any other Parent, Subsidiary or affiliate of the Company is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of the Option or of any amounts due to him or her from the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(p)unless otherwise provided in the Plan or by the Company in its discretion, the Option grant and the benefits under the Plan, if any, do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchange, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock.

12.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

13.Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Option grant materials by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Exhibit 10.03

Participant understands that the Company and any Subsidiary may hold certain personal information about him or her, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services or such other stock plan service provider designated by the Committee which may be assisting the Company presently or in the future with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, E*Trade Financial Services and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

Finally, upon request of the Company or the service recipient, Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents) that the Company or the service recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future.  Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the service recipient.

 14.Electronic Delivery and Acceptance.  By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the Options are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.  By acceptance of the Options, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Options and current or future participation in the Plan.  Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a

Exhibit 10.03

paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration.

15.Signatures.  The Participant’s acceptance of the Notice of Grant, this Agreement and any other written agreement entered into between the Participant and the Company with respect to the Option shall be considered an electronic signature for all legal purposes, and such acceptances and acknowledgements shall be enforceable pursuant to applicable law.

16.Severability.  The provisions of this Agreement are severable.  If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.No Rights as Employee.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s employment relationship for any reason, with or without cause.

18.Waiver.  Participant acknowledges that a waiver by the Company of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

19.Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.Appendix.  Notwithstanding any provisions in the Notice of Grant or this Award Agreement, the Option grant shall be subject to any additional terms and conditions set forth in the Appendix to this Award Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix attached hereto as Exhibit B, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions are necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

21.Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters.   In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

22.Foreign Asset/Account Reporting Requirements.  Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from his or her participation in the Plan.  Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country and/or repatriate funds received in connection with the Plan within certain time limits or according to specified procedures.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on such matters.

23.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan and the Option grant to the extent the Company determines it is necessary

Exhibit 10.03

or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Award Subject to Company Clawback or Recoupment.  The Options shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other Service that is applicable to Participant.  In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Options (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Options.

25.Acknowledgment.  By Participant’s signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to signing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address

Exhibit 10.03

APPENDIX A

GLU MOBILE INC.

2018 EQUITY INDUCEMENT PLAN

STOCK OPTION EXERCISE AGREEMENT

(Global)

1.Exercise of Option.  Pursuant to exercise of that certain option (the “Option”) granted to me (the “Participant”) under the Company’s 2018 Equity Inducement Plan, as such may be amended from time to time (the “Plan”) and subject to the terms and conditions of this Stock Option Exercise Agreement (this “Exercise Agreement”) and the associated Stock Option Award Agreement, including any additional terms and conditions for the Participant’s country set forth in the appendix attached thereto, and the Notice of Grant and (together, the “Agreement”),  the Participant hereby purchases from the Company, and the Company hereby sells to the Participant, the Total Number of Shares set forth in an exercise instruction (the “Shares”) of Common Stock, at the Exercise Price Per Share assigned to the Option being exercised (the “Exercise Price”).  As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

2. Delivery of Payment. The Participant herewith delivers to the Company the full Exercise Price for the Shares.

3. Representations of the Participant. The Participant acknowledges that he or she has received, read and understands the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 2.3 of the Plan.

5. Tax Consultation. The Participant understands that there will be tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that he or she has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law; Venue. The Plan and the Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.  This Exercise Notice, the Agreement and the Plan are governed by, and subject to, the laws of the State of Delaware, U.S.A., without regard to the conflict of law provisions.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant, the Agreement or this Exercise Notice, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where the exercise is made and/or to be performed.

Exhibit 10.03

APPENDIX  B

APPENDIX OF ADDITIONAL TERMS AND CONDITIONS TO THE

GLU MOBILE INC.

STOCK OPTION AWARD AGREEMENT

2018 EQUITY INDUCEMENT PLAN

(Global)

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Options granted to Participant under the Plan if Participant resides and/or works in one of the countries below.  This Appendix forms part of the Agreement.  Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

NOTIFICATIONS

This Appendix may also include information regarding certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2018.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant exercise the Option or sells shares acquired upon exercise.  In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her individual situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing, or if Participant transfers to another country after the grant but prior to exercise of the Option, the notifications contained herein may not be applicable to Participant.

Canada

Terms and Conditions

Termination.    The following provision replaces the second paragraph of Section 2 of the Agreement:

Termination Date is deemed to occur effective as of the earlier of (a) the date Participant is no longer actively providing services to the Company or any Subsidiary, and (b) the date Participant receives notice of termination of service from the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).

Notifications

Securities Law Information.  Participant will not be permitted to sell or otherwise dispose of the shares acquired upon vesting of the Options within Canada.  Participant will only be permitted to sell or dispose of any shares acquired under the Plan if such sale or disposal takes place outside of Canada on the facilities on which such shares are traded.

Exhibit 10.03

The following provisions apply if Participant is a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  The following provision supplements the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in Participant’s employment file.

India

Terms and Conditions

Method of Payment.  Notwithstanding anything to the contrary in the Plan or the Agreement, due to legal restrictions in India, Participant will not be permitted to pay the Exercise Price by a “sell-to-cover” exercise (i.e., whereby Participant delivers to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to sell Shares sufficient to cover the Exercise Price of Shares subject to the exercised Option and any Tax-Related Items).  The Company reserves the right to permit this method of payment depending on the development of local law.

Notifications

Exchange Control Information.  Indian residents are required to repatriate any cash dividends paid on Shares and any proceeds from the sale of such Shares to India within such period of time as may be required under applicable regulations.  Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information.  Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan and held outside of India), and (ii) any foreign bank accounts for which they have signing authority.  Participant is responsible for complying with applicable foreign asset tax laws in India and should consult with a personal tax advisor in this regard.

United States

Terms and Conditions

Termination.  This provision supplements the second paragraph of Section 2 of the Agreement:

Participant’s employment constitutes employment at-will, and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or if applicable, Subsidiary of the Company, to terminate Participant’s employment, for any reason at any time.

Responsibility for Taxes.  The following provisions supplement Section 8 of the Agreement:

Participant acknowledges that there will be tax consequences upon exercise of the Option or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Upon exercise, Participant will include in income the difference

Exhibit 10.03

between the exercise price and the fair market value of the Shares on the date of exercise.  The included amount will be treated as ordinary income and will be subject to withholding by the Company when required by applicable law.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of exercise.  Participant should consult his or her personal tax advisor for more information on the actual and potential tax consequences of this Option.

For purposes of the Agreement and to the extent applicable to Participant, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payment/consideration provided under this Agreement constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from the separation from service from the Company or (b) the date of Participant’s death following such a separation from service’ provide, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.  Payments pursuant to this provision are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.